Exhibit 5.1
                                                                     to Form F-3





                                Elisabethstr. 91                Boston
                                80797 Muenchen                  Chicago
                                Telefon: ++49-89-5908 2111      London
                                Telefax: ++49-89-5908 1333      Los Angeles
                                http://www.mwe.com/munich       Miami
                                                                Muenchen
                                                                New York
                                                                Orange County
                                                                Silicon Valley
                 MCDERMOTT, WILL & EMERY                        Washington, D.C.
                      Rechtsaenwalte



                                 Christian v. Sydow
                                 csydow@europe.mwe.com
                                 Tel: 089 5908-2369
                                 Fax: 089 5908 1333



Unser Zeichen:  053904-0024 CS/cw



LION bioscience AG                                         18 June 2002
Vorstand
Waldhofer Str. 98

69123 Heidelberg




Ladies and Gentlemen:

We have acted as German counsel to Lion bioscience Aktiengesellschaft, a German corporation (the "Company"), in connection with the Company's Registration Statement on Form F-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 1,116,175 ordinary shares of the Company (the "Shares") underlying 1,116,175 American depositary shares ("ADSs") which may be sold from time to time by certain holders of ADSs.

For the purposes of expressing the opinion set forth herein, we have examined copies of the articles of association of the Company and other documents as we have deemed relevant or necessary as a basis for the opinion expressed below. In our examination of such documents, we have assumed the authenticity of all documents submitted to us as copies, facsimiles or drafts thereof.

We are attorneys qualified to practice law in the Federal Republic of Germany and our opinion expressed below is limited to the laws of the Federal Republic of Germany and we do not express any opinion in the laws of any other jurisdiction. This opinion is delivered to you solely in connection with the Registration Statement and may not be used, circulated, quoted or otherwise be referred to or relied upon for any other purpose by any other person or entity without our express prior written permission.

In rendering the opinion set forth below, we have assumed that the contribution in kind is at least of a value equivalent to the issue price (Ausgabebetrag) of the Shares issued in exchange for 9,996 shares in NG Holdings.

Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable shares of the Company.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are "experts" within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

Yours faithfully,
McDermott, Will & Emery

/s/ Christian v. Sydow

Christian v. Sydow
Rechtsanwalt